Exhibit 10.8

Frozen Duck Meat Sales Contract

NO. ______________

The Seller: Weifang Jinzheng Poultry Co., Ltd (hereinafter referred to as “Party A”)
The Buyer:                                                         (hereinafter referred to as “Party B”)

Signing Place:
Signing Date:

Article 1	Subject of Contract and Specification, Quantity and Price of Variety

Subject of Contract	Specification of Variety（kilogram）	Quantity (KG)	Unit Price Including Tax(yuan/KG)	Total Price	Remark

Total price of RMB (in capital):
P.S.: The price and quantity stated herein are the relevant figures for this order only; the price of each future order is dependant on the market and the parties’ mutual confirmation in the order form regarding the price, quantity and term of performance etc. Whatever the circumstance are relating to the market changes, the price and quantity confirmed by the parties shall remainstable. The rights and obligations of the parties which are not promissory shall be in accordance with the terms, conditions and provisions hereof.

Article 2	Standard of Quality

The meat product is fresh and has no indicationof air drying, oxidation and    water injection; the surface has no apparent hair roots, hair piles, skin breaks, red spot, blood congestion, bloody neck; the cockscomb has no bloodiness, the body of duck is clear, the stomach shall not have skin breaks, the skin breaks of the back shall be no more than one piece with the area smaller than four (4) cm2, the number of small breaks is less than three (3) and the length of each is less than three (3) cm2; the color of scarfskin is normal, the blood congestion is less than two (2) blocks with area no less than four (4) cm2, the duck is eviscerated and cut open under the oxter, the length of cut is less than seven (7) cm, the anus circle of Baitiao duck shall be eliminated, the anus is cut open vertically and the length of cut is about two point five (2.5) cm, there is no apparent short hair and impurity, the rate of water loss after thawing is equal or less than three percent (3%), the fresh naked duck has no weight loss. If the duck does not reach the ordered standard of quality, there will be a discount in accordance with the utilization rate of detection.

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Article 3	Department, Place, Methods and Burden of Expenses of Inspection and Quarantine

The inspection and quarantine shall be done by the department authorized by the National Health Department and legal executive department of quarantine , the expenses thereof will be paid by Party A.

Article 4	Place of Delivery and Methods of Performance

Party B takes full responsibility for transporting the goods in a keep-warm truck to the appointed storehouse of Anhui Xuerun Food Limited Company.

Article 5	Time of Delivery and the Quantity

Party A takes full responsibility for ensuring goods are delivered before_______________ (time).

Article 6	Methods of Delivery and Burden of Expense

The expense of delivery by keep-warm truck is to be paid by Party B.

Article 7	The Burden of Risk

The legal burden relating to the risk of damage and loss occurring before the delivery of goods has taken place is borne in its entirety by Party A; however the risk of goods during delivery, which is picked by Party B itself, shall be taken by Party B.

Article 8	Packing Standard, Supply and Return of Packing Products, Burden and Calculation of Expense

The product is packed in weaving bags or cartons and sealed in dietary thin bags which have four filaments on each side. The prints on the packing bags are: name of products, production factory, specification, telephone, address, calculation units, date of production, shelf life，storage condition，zip code. Party A shall bear the packing expenses. The weight and quantity of packing products shall be deducted from that of the goods.

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Article 9	Methods and Terms of Payment

Party B shall make the payment in the form of a bank remittance within sixty (60) days following the acceptance of the goods and the VAT invoice inits full value.

Article 10	Default Liability

1. In the event that the quality of the product is not in compliance with this contract, order or  appendix, Party B is entitled to terminate the contract, order and appendix, reject the goods or negotiate with Party A separately, and recalculate the price in accordance with discounted unit prices if Party B agrees to accept.

2. In the event that the quality of the product is not in accordance with this contract, order or the appendix, Party B is entitled to require Party A to replace the qualified goods and Party A shall replace the product promptly and pay one thousand (1000) yuan per day for the losses of Party B during the replacement period.

3. In the event that Party B has any economic loss due to Party A’s substandard products, Party A shall pay a penalty equal to twenty percent (20%) of total price of the corresponding order, or Party B is entitled to require Party A to compensate the total economic loss (including direct and indirect loss), dependant on the free selection by Party B.

4. In the event that Party A delays to perform the obligation of delivery, only performs their obligations partially or refuses to perform their obligations Party A shall pay to Party B a penalty equal to twenty percent (20%) of the unpaid payment of goods. Party B is entitled to request specific performance from Party A requiring that Party A continues to perform their obligations.

5. Party B shall pay Party A a penalty equal to eight percent (8%) of the payment of goods which are sent back due to Party B halfway through delivery. In the event that Party B breaches the contract by refusing to accept the goods, Party B shall bear the correspongidng loss and fees from transport department.

6. Both of the parties agree to prohibit commercial bribary and other illegal commercial behaviors, for instance Party A are found to bribe the seller’s employee with a form of commercial bribe, and all the other circumstances which is beneficial to the company’s employees and their relatives are deemed to be commercial bribe. In addition, accepting persons who are fired by or resigned from Party B is also prohibited hereof. In the event that the above conditions occur, Party B has the right to terminate the sales and purchase contract, appendix and order etc. and Party A agrees to pay for a penalty no less than 70 thousand (70,000) yuan to Party B. Party B shall submit the cases involving criminal crimes to the judicial department to legally investigate and pursue criminal liability of the relevant person. Party B is entitled to stop paying all  payments before the commercial bribe has a final resolution.

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7. In the event that Party B gives an overdue payment, it shall pay an overdue payment penalty to Party A in accordance with the provisions of overdue payments of People’s Bank of China.

8. Where Party A demonstrates other inappropriate behavior during the performance of its obligations under this contract, appendix or order, Party B may terminate this contract, appendix and order.

Article 11	Force Majeure

1)
A “Force Majeure Event” means any event which is out of the control of each party and that would be unavoidable or insurmountable even if the party affected by such event paid reasonable attention to it. Force Majeure Events shall include, but not be limited to, government actions, natural disasters, fire, explosion, typhoons, floods, earthquakes, tide, lightning or war. However any lack of credit, assets or financing shall not be deemed a Force Majeure Event.

2)
Either party hereto shall inform the other party of the reasons for failing to perform their obligations, completely or partially, due to Force Majeure Event. It is permissable to prolong, defer of abandon the performance of the obligations, in part or in full, upon the certification of the Force Majeure Event from the competent authority;  default liability can be waived, completely or partially, in accordance with the circumstances.

3)	Article 12) Dispute Solutions

The parties shall strive to settle any dispute arising through mutual and friendly negotiation. In the event that no settlement can be reached through mutual negotiation, the parties hereby agree to refer to the People’s Court in Party B’s location for settlement.

Article 13) Miscellaneous

1. Party A is responsible for providing the originals of three certificates (certification of quarantine, certification of disinfection and Fangwuzheng)

2. Party A is responsible for providing the VAT invoice of the total payment at which the the tax rate is thirteen percent (13%).

3. The intention or notice made by Party B to Party A may be in written form, oral form or other forms. The written form includes letters, datagram (telegraph, telex, fax, electronic data exchange and e-mail ) and other forms which may tangibly and clearly express the intention or notice.

4. The address hereunder is the delivery address of relevant documents.

4)
Article 14) This contract is in two (2) originals, one (1) for Party A and one (1) for Party B, and will come into effect upon signature or stamp by legal representatives or entrusted agents of the parties.

Party A (stamp): Weifang Jinzheng Poultry Ltd Co.
Address: the industry district of Daokou, town of Yingli, city of Shouguang
Legal Representative:
Entrusted Agent：
Account Bank：
Account Number: 20100007968
Tax number: 370783740222741
Telephone: 0536-5401658
Fax: 0536-5401658

Party B (stamp):
Address:
Legal Representative:
Entrusted Agent：
Account Bank：
Account Number:
Tax number:
Telephone:
Fax: